                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                (Amendment No. 1)

                           AMMENDMENT TO REPORT FILED
     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1394

        Date of Report (Date of earliest event reported): March 31, 2000

                       FASTCOMM COMMUNICATIONS CORPORATION

             Virginia                         000-17168                  54-1289115
-------------------------------------------------------------------------------------------

   (State of other jurisdiction             (Commission                (IRS Employer
         of incorporation)                  File Number)             Identification No.)

45472 Holiday Drive, Sterling, VA                                             20166
-------------------------------------------------------------------------------------------

(Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code
                               (703) 318-7750

                                 NOT APPLICABLE

          (Former Name or Former Address, if Changed Since Last Report)


       The undersigned hereby amends the following items, Financial Statements, exhibits or other portions of its Form 8-K dated April 14, 2000.

ITEM 7. Financial Statements.

                                                                           Page
                                                                           ----

       (a) Unaudited financial statements of business acquired and           3
       (b) Pro forma financial information                                  19

       When the Registrant originally filed its April 14, 2000 Form 8-K it noted that, for various reasons, it was unable at that time to submit the required historical and pro forma financial statements relating to its acquisition of substantially all of the assets of Cronus Communications, Inc. This information is set forth in the pages attached hereto.

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FASTCOMM COMMUNICATIONS CORPORATION

Date: June 14, 2000


                                            /s/ Mark H. Rafferty
                                            ------------------------------------
                                            Name:  Mark H Rafferty
                                            Title:  Chief Financial Officer

Report Of Independent Certified Public Accountants

Board of Directors and Stockholders
Cronus Communications, Inc.

We have audited the accompanying balance sheets of Cronus Communications, Inc. as of December 31, 1999 and 1998, and the related statements of operations and retained earnings (accumulated deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cronus Communications, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has sustained significant operating losses in 1999 and 1998 and has significant short-term cash commitments. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.


                                                                BDO Seidman, LLP


Washington, D.C.
May 22, 2000

                                                     CRONUS COMMUNICATIONS, INC.

                                                                  BALANCE SHEETS



December 31,                                                                       1999                  1998
----------------------------------------------------------------------------------------------------------------

ASSETS

CURRENT
   Cash and cash equivalents                                                 $  245,137            $        -
   Accounts receivable, less allowance for doubtful
      accounts of $130,000 and $157,150                                       1,693,833             1,618,282
   Due from parent company                                                            -               203,804
   Inventories (Note 2)                                                       1,373,520             1,643,584
   Refundable income taxes (Note 6)                                             806,635               435,547
   Prepaid expenses and other current assets                                     26,450               113,010
----------------------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                          4,145,575             4,014,227
----------------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, at cost, less accumulated
   depreciation and amortization (Note 3)                                       671,081               972,816

GOODWILL, net of accumulated amortization of
   $1,260,724 and $905,332                                                      519,123               874,515

SOFTWARE DEVELOPMENT COSTS, net of accumulated amortization
   of $132,404  and $3,325 (Note 4)                                           1,051,742               421,236

OTHER ASSETS                                                                    142,273               191,959
----------------------------------------------------------------------------------------------------------------






                                                                             $6,529,794            $6,474,753
================================================================================================================

                                                     CRONUS COMMUNICATIONS, INC.

                                                                  BALANCE SHEETS



December 31,                                                                      1999                    1998
----------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Checks issued against future deposits                                   $         -             $    24,834
   Current maturities of long-term debt (Note 5)                                     -                 861,371
   Capital lease obligations, current portion (Note 5)                          20,755                   5,544
   Accounts payable                                                            598,108                 814,716
   Due to parent company (Note 5)                                            2,140,008                       -
   Deferred revenue                                                            258,552                   4,942
   Accrued expenses                                                            979,720               1,459,777
   Accrued interest expense                                                    426,419                       -
----------------------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                    4,423,562               3,171,184
----------------------------------------------------------------------------------------------------------------

NOTES PAYABLE (Note 5)                                                       4,730,687               2,079,100
CAPITAL LEASE OBLIGATIONS (Note 5)                                               3,898                   8,217
DEFERRED RENT                                                                   23,873                  25,027
----------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                            9,182,020               5,283,528
----------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' EQUITY (DEFICIT) (Note 5)
   Common stock, no par value; 2,000,000 shares authorized,
      608,695 shares issued and outstanding                                      6,087                   6,087
   Retained earnings (accumulated deficit)                                  (2,652,226)              1,191,225
   Stock subscription receivable                                                (6,087)                 (6,087)
----------------------------------------------------------------------------------------------------------------

Total stockholders' equity (deficit)                                        (2,652,226)              1,191,225
----------------------------------------------------------------------------------------------------------------

                                                                           $ 6,529,794             $ 6,474,753
================================================================================================================
                              See accompanying summary of accounting policies and notes to financial statements.

                                                     CRONUS COMMUNICATIONS, INC.

                                           STATEMENTS OF OPERATIONS AND RETAINED
                                                  EARNINGS (ACCUMULATED DEFICIT)


Year ended December 31,                                                           1999                    1998
----------------------------------------------------------------------------------------------------------------

REVENUES (Note 7)
   Product sales                                                           $ 6,995,211             $ 7,692,001
   Engineering services and other                                              377,869               1,514,240
----------------------------------------------------------------------------------------------------------------

TOTAL REVENUES                                                               7,373,080               9,206,241
----------------------------------------------------------------------------------------------------------------

Cost of goods sold                                                           2,170,877               2,017,146
----------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                                 5,202,203               7,189,095

OPERATING EXPENSES
   Research and development                                                  2,097,865               2,680,922
   Sales and marketing                                                       1,834,738               2,236,220
   General and administrative (Note 5)                                       4,480,787               1,730,134
   Depreciation and amortization                                               876,183               1,093,912
----------------------------------------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES                                                     9,289,573               7,741,188
----------------------------------------------------------------------------------------------------------------

OPERATING LOSS                                                              (4,087,370)               (552,093)
----------------------------------------------------------------------------------------------------------------

OTHER INCOME (expense)
   Interest income                                                               7,774                   2,869
   Interest expense                                                           (603,416)               (427,483)
   Other income (expense)                                                       32,926                  (5,090)
----------------------------------------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE)                                                  (562,716)               (429,704)
----------------------------------------------------------------------------------------------------------------

LOSS BEFORE INCOME TAX BENEFIT                                              (4,650,086)               (981,797)

INCOME TAX BENEFIT (Note 6)                                                    806,635                 337,408
----------------------------------------------------------------------------------------------------------------

NET LOSS                                                                    (3,843,451)               (644,389)

RETAINED EARNINGS (ACCUMULATED DEFICIT), beginning of year                   1,191,225               1,835,614
----------------------------------------------------------------------------------------------------------------

RETAINED EARNINGS (ACCUMULATED DEFICIT), end of year                       $(2,652,226)            $ 1,191,225
================================================================================================================
                              See accompanying summary of accounting policies and notes to financial statements.

                                                     CRONUS COMMUNICATIONS, INC.

                                                        STATEMENTS OF CASH FLOWS



Year ended December 31,                                                           1999                    1998
----------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                $(3,843,451)            $  (644,389)
   ADJUSTMENTS TO RECONCILE NET LOSS
      TO CASH PROVIDED BY OPERATING ACTIVITIES
        Depreciation and amortization                                          876,183               1,093,912
        Provision for doubtful accounts                                         95,739                 284,020
        Write-off of accounts receivable                                      (122,889)               (113,226)
        Deferred income taxes                                                        -                  87,612
        Amortization of financing costs                                          2,664                  28,910
        Compensation expense to former shareholders                          3,696,057                       -
   CHANGES IN ASSETS AND LIABILITIES
   (INCREASE) DECREASE IN ASSETS
      Accounts receivable                                                      (48,401)                221,908
      Other receivables                                                              -                  45,056
      Inventories                                                              270,064                (251,787)
      Prepaid expenses and other current assets                                 86,560                 (43,677)
      Refundable income taxes                                                 (371,088)               (435,547)
      Other assets                                                              (2,299)                (12,830)
   INCREASE (DECREASE) IN LIABILITIES
      Accounts payable                                                        (216,608)                355,886
      Deferred revenue                                                         253,610                   4,942
      Accrued expenses                                                        (480,057)                294,689
      Deferred rent                                                             (1,154)                 25,027
      Accrued interest expense                                                 426,419                       -
      Other                                                                          -                 (41,177)
----------------------------------------------------------------------------------------------------------------

   CASH PROVIDED BY OPERATING ACTIVITIES                                       621,349                 899,329
----------------------------------------------------------------------------------------------------------------

                                                     CRONUS COMMUNICATIONS, INC.

                                                        STATEMENTS OF CASH FLOWS



Year ended December 31,                                                           1999                    1998
----------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of property and equipment                                       (20,930)               (740,178)
   Increase in purchased software                                                    -                (100,050)
   Increase in software development costs                                     (759,585)               (424,561)
----------------------------------------------------------------------------------------------------------------

CASH USED IN INVESTING ACTIVITIES                                             (780,515)             (1,264,789)
----------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Checks issued against future deposits                                       (24,834)                 24,834
   Due to parent company                                                     2,140,008                (494,363)
   Due from parent company                                                     203,804                (203,804)
   Repayments of long-term debt                                             (1,905,841)               (524,878)
   Proceeds from long-term debt                                                      -               1,526,342
   Payments on capital leases                                                   (8,834)                (22,607)
   Decrease in deferred financing costs                                              -                  (6,996)
----------------------------------------------------------------------------------------------------------------

CASH PROVIDED BY FINANCING ACTIVITIES                                          404,303                 298,528
----------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                                                 245,137                 (66,932)

CASH AND CASH EQUIVALENTS, beginning of year                                         -                  66,932
----------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of year                                     $   245,137              $        -
================================================================================================================
                              See accompanying summary of accounting policies and notes to financial statements.

                                                     CRONUS COMMUNICATIONS, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES



ORGANIZATION                   Cronus Communications, Inc. (the "Company") was
                               incorporated on February 28, 1995 in Illinois.
                               The Company is engaged in manufacturing and selling telecommunications equipment and providing consulting services for satellite telecommunications systems planning. The Company sells products and provides services primarily in the United States.

USE OF ESTIMATES               The preparation of financial statements in
                               conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain estimates used by management are particularly susceptible to significant changes in the economic environment.
                               These include estimates of inventory
                               obsolescence, valuation allowances for trade receivables and deferred tax assets, and evaluation of the recoverability of goodwill.
                               Each of these estimates, as well as the related amounts reported in the financial statements, are sensitive to near term changes in the factors used to determine them. A significant change in any one of those factors could result in the determination of amounts different than those reported in the financial statements.
                               Management believes that as of December 31, 1999 and 1998, the estimates used in the financial statements are adequate based on the information currently available.

RISKS AND                      The Company's future operating results may be
UNCERTAINTIES                  affected by a number of factors. During fiscal
                               year 1999, two significant customers accounted for approximately 30% of total revenue. The risk to the Company is that a loss of one or two customers could have a significant adverse impact on revenues and operating results.

                               The Company sells primarily to large
                               multinational original equipment manufacturers. Generally sales are on credit and no collateral is required, although the Company reserves the right to have the products returned in the event of default. The Company provides an allowance for estimated sales returns and uncollectible accounts. The Company's concentration of sales to certain customers, discussed above, exposes the Company to a relatively greater risk of loss than would be the case with greater diversification.

                                                    CRONUS COMMUNICATIONS, INC.

                                                 SUMMARY OF ACCOUNTING POLICIES


                               The Company operates in a highly volatile industry that is characterized by fierce industry-wide competition resulting in aggressive pricing practices, continually changing customer demand patterns, growing competition from well-capitalized high technology companies, and rapid technological development. The Company's operating results could be adversely affected should the Company be unable to anticipate customer demand accurately, to maintain short design cycles while meeting evolving industry performance standards, to manage its product transactions, inventory levels, and manufacturing processes efficiently, to distribute its product quickly in response to customer demand, to differentiate its products from those of its competitors, or to compete successfully in the markets for its new products.

CASH AND                       The Company considers all highly liquid
CASH EQUIVALENTS               investments with an original maturity of three
                               months or less to be cash equivalents. The
                               Company invests its excess cash principally in overnight repurchase accounts and short-term government securities. The Company maintains amounts in excess of the federal deposit insurance limitation of $100,000 in its bank accounts.

INVENTORY                      Inventories are valued at the lower of cost or
                               market. Cost is based on standard costs, which approximate the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT         Property and equipment is recorded at cost and
                               depreciated on a straight-line basis over the estimated useful life of the related assets
                               (generally three to seven years). Leasehold improvements are amortized over the lesser of the lease term or the useful life of the property. Inventory used for testing and demonstration purposes is capitalized and included in property and equipment.

SOFTWARE                       Costs incurred to establish the technological
DEVELOPMENT                    feasibility of computer software are considered
COSTS                          research and development costs and are expensed
                               as incurred. When the technological feasibility of a software product has been established, development costs are capitalized.
                               Capitalization of these costs ceases when the product is considered available for sale to customers. Amortization of capitalized software cost, for both internally developed and purchased software products, is provided on a product-by-product basis over the estimated economic life of the product, which is generally four years. Management evaluates the recoverability of the software on a periodic basis and, if necessary, recognizes any impairment that may have occurred.

                                                    CRONUS COMMUNICATIONS, INC.

                                                 SUMMARY OF ACCOUNTING POLICIES



GOODWILL The Company has recorded goodwill based on the excess of purchase price over net assets acquired. The Company analyzes the future projected cash flows in comparison to the carrying value of the goodwill for possible impairment. During 1998, management determined from such an analysis that an impairment of goodwill had occurred. In response, the Company recorded a write down of approximately $603,000 and reduced the life of the goodwill from 15 years to 5 years. Management will continue to analyze the projected cash flows for evidence of any additional impairment.

ASSET                          In accordance with Statement of Financial
IMPAIRMENT                     Accounting Standards 121, the Company
                               periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

REVENUE                        Revenues from product sales are recognized at
RECOGNITION                    the later of product shipment or customer
                               acceptance. An allowance is provided for estimated sales returns and uncollectible accounts. Revenue from consulting services is recognized when the services are performed.

INCOME TAXES                   The Company accounts for income taxes in
                               accordance with Statement of Financial
                               Accounting Standards No. 109, Accounting for
                               Income Taxes ("SFAS 109"). Under SFAS 109, deferred taxes are determined using the liability method which requires the recognition of deferred tax assets and liabilities based on differences between financial statement and income tax basis using presently enacted tax rates.

                                                    CRONUS COMMUNICATIONS, INC.

                                                  NOTES TO FINANCIAL STATEMENTS


1.     FUTURE PROSPECTS        The accompanying financial statements have been
                               prepared assuming that the Company will continue as a going concern. The Company has sustained recurring operating losses in 1999 and 1998 and has significant short-term cash commitments.
                               During 1999, the Company experienced periodic shortages of cash largely due to its inability to obtain outside financing of its research and development efforts. Accordingly, the Company has significant short-term cash commitments largely resulting from the liquidity crisis experienced in 1999. Management has attempted to sell all or a portion of the Company's assets to solve the liquidity crisis. In March 2000, the Company completed the sale of certain assets and the buyer assumed certain short and long-term liabilities (see Note 11). However, there can be no assurance that management can raise additional funds to liquidate the remaining liabilities. These factors raise substantial doubt about the Company's ability to continue in existence. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.

2.     INVENTORIES             Inventories consist of the following components:

                               December 31,                             1999                  1998
                               -----------------------------------------------------------------------

                               Raw materials                      $  475,464            $  390,561
                               Work-in-process                       118,659               403,160
                               Finished goods                        779,397               849,863
                               -----------------------------------------------------------------------

                                                                  $1,373,520            $1,643,584
                               =======================================================================

3.     PROPERTY AND            Property and equipment consists of the following:
       EQUIPMENT

                               December 31,                                     1999                  1998
                               -------------------------------------------------------------------------------

                               Manufacturing equipment                  $    261,579           $   257,284
                               Furniture and fixtures                      1,049,053             1,026,841
                               Leasehold improvements                        128,621               128,621
                               Capitalized inventory                         300,827               291,424
                               -------------------------------------------------------------------------------

                                                                           1,740,080             1,704,170

                               Less accumulated depreciation
                                 and amortization                          1,068,999               731,354
                               -------------------------------------------------------------------------------

                                                                        $    671,081           $   972,816
                               ===============================================================================

                                                    CRONUS COMMUNICATIONS, INC.

                                                  NOTES TO FINANCIAL STATEMENTS


4.     SOFTWARE                Software development costs at December 31, 1999
       DEVELOPMENT COSTS       and 1998 consist of the following:

                                                                                             1999                  1998
                               --------------------------------------------------------------------------------------------

                               Internally developed software                           $1,184,146              $424,561
                               Less accumulated amortization                              132,404                 3,325
                               --------------------------------------------------------------------------------------------

                               Net capitalized software
                                 development costs                                     $1,051,742              $421,236
                               ============================================================================================


5.     LONG-TERM               Long-term debt consists of the following:
       DEBT

                               December 31,                                                  1999                  1998
                               --------------------------------------------------------------------------------------------

                               Notes payable due to
                                    former shareholders (a)                            $4,730,687            $1,039,129
                               Term loan (b)                                                    -               747,566
                               Line of credit (b)                                               -             1,153,776
                               Capital lease obligations (c)                               24,653                13,761
                               --------------------------------------------------------------------------------------------

                                                                                        4,755,340             2,954,232

                               Less current maturities of
                                    long-term debt                                              -               861,371

                               Less current maturities of
                                    Capital lease obligations                              20,755                 5,544
                               --------------------------------------------------------------------------------------------

                                                                                       $4,734,585            $2,087,317
                               ============================================================================================

                                                    CRONUS COMMUNICATIONS, INC.

                                                  NOTES TO FINANCIAL STATEMENTS


                           (a) On May 15, 1996, the Company purchased 100% of
                               the stock of Anadigicom Corporation. The Company issued $2,084,000 in notes payable to the former stockholders as partial consideration for the acquisition. In 1996 and 1997, the Company made payments of $951,477 to the former shareholders. During 1998, the Company experienced severe cash flow problems and did not make all of the required principle and interest payments. In March 1999, the Company renegotiated the amounts due to the former shareholders. As part of this renegotiation the Company issued new notes totaling $4,735,187 which included $3,696,057 in contingent consideration due under the purchase agreement. The Company expensed this additional consideration in 1999 because it in substance represents compensation to the former shareholders. The Company has included this additional compensation in general and administrative expenses in the accompanying statement of operations. The notes bear interest at 9% with one principal and interest payment due May 1, 1999 and the remainder due March 15, 2004.

                           (b) During 1997, the Company obtained a $2,000,000
                               line of credit with a bank. Borrowings are limited to eligible accounts receivable as defined in the agreement. The line bore interest at the bank's prime rate of interest plus 1.5%. The line was collateralized by accounts receivable, the receipts of which were deposited into a restricted cash account and used to reduce the outstanding balance. The line of credit matured in February 1999 and was not renewed.

                               The Company also had a term loan with the bank. The term loan bore interest at the bank's prime rate of interest plus 4.0%, payable monthly, and was collateralized by substantially all assets of the Company. The term loan matured in February 1999 and was not renewed.

                               During 1999, the parent company obtained a line of credit from a bank which is collateralized by the Company's common stock. The Company receives working capital advances from and transfers excess cash to the parent company to facilitate repayment of the line of credit.

                           (c) The Company leases equipment included in the
                               balance sheet as property and equipment under capital leases with various companies. The assets are included at a capitalized cost of $69,539 and $49,813, with accumulated amortization of $42,985 and $27,161, at December 31, 1999 and 1998.

                                                     CRONUS COMMUNICATIONS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS


                               Future minimum lease payments under the capital lease obligations are as follows:

                               ------------------------------------------------------------

                               2000                                             $21,938
                               2001                                               4,057
                               ------------------------------------------------------------

                                                                                 25,995

                               Less amount representing interest                 (1,342)

                               ------------------------------------------------------------

                               Present value of future minimum lease
                               payments                                         $24,653
                               ============================================================


6.     INCOME TAXES            The Company files separate company federal and
                               state income tax returns. The parent company is a subchapter S Corporation and, accordingly, the individual shareholders are taxed on distributions received from the Company. The
                               Company accounts for income taxes under the asset and liability method which requires that deferred tax assets and liabilities be recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.
                               Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefit or that future deductibility is uncertain.

                                                     CRONUS COMMUNICATIONS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS


                               The income tax benefit is comprised of the following:

                               Year ended December 31,                        1999               1998
                               --------------------------------------------------------------------------

                               CURRENT
                                 Federal                                 $(660,430)         $(384,052)
                                 State                                    (146,205)           (40,968)
                               --------------------------------------------------------------------------

                               TOTAL                                      (806,635)          (425,020)

                               VALUATION ALLOWANCE                               -             87,612
                               --------------------------------------------------------------------------

                                                                         $(806,635)         $(337,408)
                               ==========================================================================

                               The income tax benefit recognized in 1999 and 1998 results from the carryback of net operating losses and tax credits to recover income taxes previously paid. The effective tax rate is different from the statutory rate of 34% due to the carryback of the tax credits offset in 1998 by the write off of deferred tax assets previously recorded and the increase in the valuation allowance for 1999. There are no remaining net operating loss carryforwards at December 31, 1999.

                               The components of net deferred tax assets are as follows:


                               December 31,                                          1999                  1998
                               ------------------------------------------------------------------------------------

                               DEFERRED TAX ASSETS
                                  Allowance for doubtful accounts            $     53,000           $    64,000
                                  Inventory reserve                                36,000                18,000
                                  Accrued vacation                                 58,000                62,000
                                  Accelerated depreciation                         10,000                35,000
                                  Goodwill amortization                         1,455,000               247,000
                               ------------------------------------------------------------------------------------

                               Total deferred tax assets                        1,612,000               426,000
                               ------------------------------------------------------------------------------------

                               DEFERRED TAX LIABILITIES
                                  Software development costs                      431,000               173,000
                               ------------------------------------------------------------------------------------

                               Total deferred tax liabilities                     431,000               173,000
                               ------------------------------------------------------------------------------------

                               Net deferred tax assets                          1,181,000               253,000
                               Less: Valuation allowance                       (1,181,000)             (253,000)
                               ------------------------------------------------------------------------------------

                               TOTAL                                         $          -           $         -
                               ====================================================================================

                                                     CRONUS COMMUNICATIONS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS



                               Management has provided a valuation allowance for deferred tax assets as of December 31, 1999 and 1998, because they are unable determine that it is more likely than not that the benefit of these items will be recognized in future years.

7.     SIGNIFICANT             Certain customers accounted for 10% or more of
       CUSTOMERS AND           the Company's total revenue during the years
       FOREIGN EXPORTS         ended December 31, 1999 and 1998 as noted below:


                                           1999                            1998
                                 Customer        % of Sales     Customer        % of the Sales
                               ------------------------------------------------------------------------

                                   A               14%              C                  17%
                                   B               16%
                               ========================================================================

                               In 1999 and 1998, the Company had export sales to foreign customers totaling approximately $1,646,159 and $1,133,856, respectively. These amounts constitute 20% and 13% of total revenues, respectively. The export sales were made to customers primarily in Canada and Mexico.

8.     RETIREMENT PLAN         The Company sponsors a defined contribution
                               pension plan with participation available to all employees over 21 years old with at least three months of service. Employees may contribute up to the maximum allowed which was $9,500 for 1999 and 1998. The Company may make a discretionary contribution as determined by the Board of Directors. Employees vest in these discretionary contribution amounts ratably over five years.
                               Contributions to the plan were $46,672 for the year ended December 31, 1999. There were no contributions made for the year ended December
                               31, 1998.

                                                     CRONUS COMMUNICATIONS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS



9.     COMMITMENTS AND         The Company leases its corporate facilities under
       CONTINGENCIES           an agreement which expires in 2002. The Company
                               is responsible for insurance, property taxes and assessments, and utilities on the property. Rent expense totaled $153,705 and $195,112 for 1999 and 1998, respectively. The remaining lease commitments are as follows:

                               Year ended December 31,
                               ------------------------------------------------------------

                               2000                                            $138,333
                               2001                                             142,473
                               2002                                             109,224
                               ------------------------------------------------------------

                                                                               $390,030
                               ============================================================



10.    SUPPLEMENTAL CASH       Supplemental information on interest paid is as
       FLOW INFORMATION        follows:

                               For the Year ended December 31,                     1999          1998
                               --------------------------------------------------------------------------

                               Interest                                        $142,183      $270,072
                               ==========================================================================

11.    SUBSEQUENT              On March 31, 2000, the Company sold certain
       EVENT                   assets to FastComm Communications Corp.
                               ("FastComm"), an unrelated third party, which also assumed substantially all of the existing short and long-term liabilities. FastComm did not purchase intangible assets or assume the amount payable to the parent company. The preliminary sales price is approximately $27,000,000 plus the assumption of liabilities, subject to adjustment as set forth in the purchase agreement. FastComm will issue up to 4,825,000 common shares as consideration for the purchase.

                       FASTCOMM COMMUNICATIONS CORPORATION
                           NOTE TO PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements on the following pages reflect the acquisition of the tangible assets and assumption of substantially all of the long-term and short-term liabilities, excluding the amount payable to the parent company, of Cronus Communications, Inc. in exchange for common shares of FastComm Communications Corporation ("FastComm"). The pro forma balance sheet gives effect to the acquisition as if it had occurred as of January 31, 2000, which was the end of FastComm's fiscal third quarter. The pro forma statements of operations for the year ended April 30, 1999 and the nine months ended January 31, 2000 have been prepared as if the acquisition took place on May 1, 1998. The acquisition has been accounted for using the purchase method and, accordingly, the assets acquired and the liabilities assumed have been recorded at estimated fair value. The goodwill resulting from the acquisition will be amortized on a straight-line basis over four years. The pro forma financial statements are not necessarily indicative of FastComm's financial condition or results of operations if the acquisition had occurred as indicated or of future periods.

                       FASTCOMM COMMUNICATIONS CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                JANUARY 31, 2000


                                                      FASTCOMM           CRONUS
                                                   COMMUNICATIONS    COMMUNICATIONS               PRO FORMA         PRO FORMA
                                                     CORPORATION          INC.                   ADJUSTMENTS      CONSOLIDATED
                                                   --------------    --------------              -----------      ------------
ASSETS

 Current Assets
   Cash and cash equivalents                         $  1,800,027       $   245,137                                $ 2,045,164
   Restricted cash                                        152,367                 -                                    152,367
   Accounts receivable, net                             1,135,761         1,927,007                                  3,062,768
   Inventories, net                                     2,314,360         1,373,520                                  3,687,880
   Refundable Income Taxes                                      -           806,635      2          (806,635)                -
   Prepaid expenses and other current assets              135,607            26,450                                    162,057
                                                     ------------       -----------              -----------       -----------
             Total Current Assets                       5,538,122         4,378,749                 (806,635)        9,110,236
 Property and equipment, net                              747,111           642,548      3            64,255         1,453,914
 Other Assets
 Goodwill                                                 967,078           489,459      2          (489,459)       29,165,650
                                                                                         3        28,939,933
                                                                                         3           (64,255)
                                                                                         3          (426,419)
                                                                                         3          (250,687)
   Capitalized Software                                         -         1,040,985      2        (1,040,985)                -
   Deposits                                                50,206           138,163                                    188,369
                                                     ------------       -----------              -----------       -----------
             Total Other Assets                         1,017,284         1,668,607               26,668,128        29,354,019
                                                     ------------       -----------              -----------       -----------

                                                     $  7,302,517       $ 6,689,904               25,925,748       $39,918,169
                                                     ============       ===========              ===========       ===========


 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities
   Notes payable                                     $          -       $         -      1         1,934,861       $ 1,000,000
                                                                                         4          (934,861)
   Accounts payable                                     1,474,532           598,108                                  2,072,640
   Accrued compensation                                   265,752                 -                                    265,752
   Capital lease obligation, current portion                    -            20,755                                     20,755
   Deferred revenue                                             -           258,552                                    258,552
   Due to related party                                         -         2,140,008      1        (1,934,861)                -
                                                                                         2          (205,147)
   Accrued interest                                             -           426,419      3          (426,419)                -
   Other current liabilities                              432,224           979,720                                  1,411,944
                                                     ------------       -----------              -----------       -----------
             Total Current Liabilities                  2,172,508         4,423,562               (1,566,427)        5,029,643
 Convertible Debentures                                 1,342,200                 -                                  1,342,200
 Long-term debt                                                 -         4,730,687      3          (250,687)                -
                                                                                         4        (4,480,000)
 Capital lease obligation, long-term portion                    -             3,898                                      3,898
 Deferred Rent                                                  -            23,873      2           (23,873)                -
                                                     ------------       -----------              -----------       -----------
             Total Liabilities                          3,514,708         9,182,020               (6,320,987)        6,375,741
 Stockholders' Equity
   Common stock                                           212,031                 -                                    212,031
   Additional paid-in capital                          30,103,919                 -                                 30,103,919
   Accumulated deficit                                (26,528,141)       (2,492,116)     2        (2,108,059)        3,226,478
                                                                                         3        28,939,933
                                                                                         4         5,414,861

             Total Stockholders' Equity                 3,787,809        (2,492,116)              32,246,735        33,542,428
                                                     ------------       -----------              -----------       -----------

                                                     $  7,302,517       $ 6,689,904               25,925,748       $39,918,169
                                                     ============       ===========              ===========       ===========

Pro Forma adjustments
---------------------
(1) To record transfer of notes payable from parent company.
(2) To record elimination of certain assets and liabilities not acquired.
(3) To record acquisition of certain assets and liabilities of Cronus Communications Inc. as if it occurred on January 31, 2000 and to record fair value adjustment of assets and liabilities acquired.
(4) To convert certain notes payable and long-term debt assumed into equity.

                       FASTCOMM COMMUNICATIONS CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED APRIL 30, 1999

                                                          FASTCOMM               CRONUS
                                                        COMMUNICATIONS       COMMUNICATIONS         PRO FORMA           PRO FORMA
                                                         CORPORATION              INC.             ADJUSTMENTS        CONSOLIDATED
                                                        --------------       --------------        -----------        ------------
Revenues
   Product sales                                          $  4,091,843        $  7,552,643        $          -        $ 11,644,486
   Service revenue                                             561,462           1,286,966                   -           1,848,428
                                                          ------------        ------------        ------------        ------------
               Total revenues                                4,653,305           8,839,609                   -          13,492,914
 Operating Costs and Expenses
   Cost of goods sold                                        2,679,255           2,047,892                   -           4,727,147
   Selling, general and administrative                       4,747,003           5,644,378                   -          10,391,381
   Research and development                                  2,387,904           2,486,570                   -           4,874,474
   Depreciation and amortization                               475,223           1,000,649    1      6,566,458           8,042,330
                                                          ------------        ------------        ------------        ------------
               Total Operating Costs and Expenses           10,289,385          11,179,489           6,566,458          28,035,332
                                                          ------------        ------------        ------------        ------------
 Operating Loss                                             (5,636,080)         (2,339,880)         (6,566,458)        (14,542,418)
 Other Income (Expense)
   Other income                                                 (7,635)              7,582                   -                 (53)
   Interest income                                               8,950               4,504                   -              13,454
   Interest expense                                           (104,894)           (343,988)   2       (140,000)           (454,462)
                                                                                              3        134,420
                                                          ------------        ------------        ------------        ------------
               Total Other Income                             (103,579)           (331,902)             (5,580)           (441,061)
                                                          ------------        ------------        ------------        ------------
 Loss Before Reorganizational Items                         (5,739,659)         (2,671,781)         (6,572,038)        (14,983,479)
 Reorganizational Items                                       (643,041)                  -                   -            (643,041)
                                                          ------------        ------------        ------------        ------------
 Loss Before Income Taxes                                 $ (6,382,700)       $ (2,671,781)       $ (6,572,038)       $(15,626,520)

Basic and diluted loss per common share                   $      (0.43)                                               $      (0.70)
                                                          ============                                                ============

Weighted-average number of common shares
      outstanding during period                             12,917,125                                            4     17,345,188


Pro Forma adjustments
---------------------
(1) To record amortization expense from May 1, 1998 to April 30, 1999 for goodwill being amortized over 4 years.
(2) To record interest expense on $1,000,000 in bridge loans from May 1, 1998 to April 30, 1999 for debt not assumed by FastComm.
(3) To eliminate interest expense on notes payable to former shareholders from May 1, 1998 To April 30, 1999.
(4) To reflect shares issued by FastComm in consideration of the acquisition of Cronus Communications, Inc.

                       FASTCOMM COMMUNICATIONS CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED JANUARY 31, 2000


                                                          FASTCOMM            CRONUS
                                                       COMMUNICATIONS      COMMUNICATIONS         PRO FORMA            PRO FORMA
                                                         CORPORATION             INC.            ADJUSTMENTS         CONSOLIDATED
                                                       --------------      --------------        ------------        ------------
Revenues
   Product sales                                         $  4,491,526        $  5,829,343        $          -        $ 10,320,869
   Service revenue                                                  -             314,891                   -             314,891
                                                         ------------        ------------        ------------        ------------
               Total revenues                               4,491,526           6,144,234                   -          10,635,760
 Operating Costs and Expenses
   Cost of goods sold                                       2,292,124           1,809,064                   -           4,101,188
   Selling, general and administrative                      3,109,132           4,773,020                   -           7,882,152
   Research and development                                 1,942,143           1,573,399                   -           3,515,542
   Depreciation and amortization                              489,334             620,762    1      5,150,634           6,260,730
                                                         ------------        ------------        ------------        ------------
                Total Operating Costs and Expenses          7,832,733           8,776,245           5,150,634          21,759,612
                                                         ------------        ------------        ------------        ------------
 Operating Loss                                            (3,341,207)         (2,632,011)         (5,150,634)        (11,123,852)
 Other Income (Expense)
   Other income                                                23,489              24,695                   -              48,184
   Interest income                                             14,760               5,831                   -              20,591
   Interest expense                                          (165,118)           (452,562)   2       (105,000)           (296,261)
                                                                                             3        426,419
                                                         ------------        ------------        ------------        ------------
               Total Other Income                            (126,869)           (422,036)            321,419            (227,486)
                                                         ------------        ------------        ------------        ------------
 Loss before Income Taxes                                  (3,468,076)         (3,054,047)         (4,829,215)        (11,351,338)

Basic and diluted loss per common share                  $      (0.19)                                               $      (0.41)
                                                         ============                                                ============

Weighted-average number of common shares
      outstanding during period                            17,989,645                                            4     22,417,708


Pro Forma adjustments
---------------------
(1) To record amortization expense from May 1, 1999 to January 31, 2000 for goodwill being amortized over 4 years.
(2) To record interest expense on $1,000,000 in bridge loans from May 1, 1999 to January 31, 2000.
(3) To eliminate interest expense on notes payable to former shareholders from May 1, 1999 To January 31, 2000 for debt not assumed by FastComm
(4) To reflect shares issued by FastComm in consideration of the acquisition of Cronus Communications, Inc.